Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

December 14, 2023

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Re:    Coca-Cola Consolidated, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Coca-Cola Consolidated, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an unspecified aggregate initial public offering price, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”); (ii) shares of the Company’s Class C Common Stock, par value $1.00 per share (the “Class C Common Stock”); (iii) shares of the Company’s Convertible Preferred Stock, par value $100.00 per share, shares of the Company’s Non-Convertible Preferred Stock, par value $100.00 per share, and shares of the Company’s Preferred Stock, par value $0.01 per share (collectively, the “preferred stock”); and (iv) one or more series of debt securities of the Company (the “Debt Securities”). The Common Stock, the Class C Common Stock, the preferred stock and the Debt Securities that are registered under and may be offered and sold pursuant to the Registration Statement, the Prospectus and one or more Prospectus Supplements are hereinafter collectively referred to as the “Securities.”

To the extent not fixed in the Company’s Restated Certificate of Incorporation, as amended (as amended and/or restated from time to time, the “Certificate of Incorporation”), the preferences, limitations and relative rights of shares of any series of preferred stock will be set forth in a certificate of designations or any resolutions which may be adopted by the board of directors of the Company, or any committee thereof acting pursuant to authority properly delegated to such committee by the board of directors (collectively, the “Board”), relating to any series of preferred stock. The Debt Securities will be issued pursuant to and governed by an existing indenture, dated as of December 15, 2020, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), which is an exhibit to the Registration Statement, and one or more supplemental indentures to be entered into between the Company and the Trustee (collectively, the “Indenture”).

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Indenture, the Certificate of Incorporation and the Amended and Restated By-laws of the Company), such certificates of public officials

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December 14, 2023

and such other documents; and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of rendering the opinions hereafter expressed. In all such investigations and examinations and for the purposes of rendering the opinions hereafter expressed, we have assumed the legal capacity and competency of all natural persons executing certificates and documents submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Indenture and any other documents executed, delivered or entered into in connection with the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Registration Statement and any post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, no stop order suspending the effectiveness of the Registration Statement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC; (ii) the Indenture has been and will remain qualified under the Trust Indenture Act of 1939, as amended; (iii) one or more Prospectus Supplements will be prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iv) in the case of shares of Securities consisting of shares of Common Stock, Class C Common Stock or preferred stock or which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock, Class C Common Stock or preferred stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance, and the purchase price for such shares payable to the Company or, if such shares are issuable upon the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorized, executed and delivered by all parties thereto other than the Company; (vii) the Trustee has the power and authority to enter into and perform its obligations under the Indenture, and to consummate the transactions contemplated thereby; (viii) the Indenture has been duly authorized, executed and delivered by, and constitutes valid and legally binding obligations of, the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture; (ix) the Company will remain at all times a corporation incorporated under the laws of the State of Delaware; (x) the Company will comply with all applicable laws; and (xi) all signatures are genuine.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other

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December 14, 2023

third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance and sale of any Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of any Securities, the Board will not have taken any action to rescind or otherwise modify its prior authorization of the issuance and sale of such Securities or the establishment of the terms of any series of such Securities or any related matters.

Based on and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

1.          When (i) the Board and any persons delegated such authority have taken all necessary corporate action to approve the issuance and sale of Common Stock or Class C Common Stock and/or to establish the terms and approve the issuance and sale of preferred stock (such shares of Common Stock, Class C Common Stock and/or preferred stock, collectively, the “Shares”) and (ii) such Shares have been issued and sold against payment therefor in an amount not less than the par value thereof upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Shares will be validly issued, fully paid and non-assessable.

2.          When (i) the Board and any persons delegated such authority have taken all necessary corporate action to approve the issuance and sale and terms of any class or series of Debt Securities, the terms of the offering thereof, and related matters, (ii) such Debt Securities have been issued and sold against payment therefor upon the terms and conditions set forth in the Indenture, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (iii) such Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture, such Debt Securities will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms.

The opinions expressed in this opinion letter are limited to matters governed by (i) the federal laws of the United States; (ii) the General Corporation Law of the State of Delaware; and (iii) solely in connection with the opinion given in numbered paragraph 2 above, the laws of the State of New York (which opinion is given by lawyers in this firm who are licensed to practice in the State of New York), each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth in numbered paragraphs 1 and 2 above, and no opinion is implied or may be inferred beyond the matters expressly stated therein. We do not find it necessary for purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Securities.

We express no opinion as to:

(i)          the legality, validity, binding effect or enforceability of any provision of the Indenture, any Debt Security issued thereunder or any other agreement pursuant to which Securities may be offered and sold or issued relating to indemnification or contribution or exculpation;

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(ii)          the legality, validity, binding effect or enforceability of any provision of the Indenture, any Debt Security issued thereunder or any other agreement pursuant to which Securities may be offered and sold or issued intended to act as a savings clause;

(iii)          any right of set-off; or

(iv)          the legality, validity, binding effect or enforceability of any provision of the Indenture, any Debt Security issued thereunder or any other agreement pursuant to which Securities may be offered and sold or issued:

(A)        containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(B)        relating to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(C)        specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreements or instruments;

(D)        purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; or

(E)        which may be construed to be in the nature of a penalty.

The opinions expressed herein are subject to the following:

(i)          bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii)          general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law;

(iii)          the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally; and

(iv)          the qualification that certain provisions of the Indenture or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders of such Debt Securities may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against the Company of the Indenture or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders thereof as a whole, and the Indenture or the Debt Securities to be issued pursuant thereto and governed thereby or any other instruments defining the rights of holders of such Debt Securities and the laws of the State of New York contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this opinion letter.

Coca-Cola Consolidated, Inc.

December 14, 2023

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not believe and do not thereby admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC with respect to any part of the Registration Statement, the related Prospectus and any Prospectus Supplement, including this opinion letter as an exhibit or otherwise, nor do we admit that we are within the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC